Exhibit 10.2

Date: April 26, 2007

To
Bank Hapoalim Ltd.

Re: Letter of undertaking

Whereas	Bank Hapoalim Ltd. (hereinafter – The Bank) has made and/or will make a loan in the amount of USD $27 million (hereinafter – The Credit) available to the undersigned;

And whereas	We the undersigned have undertaken vis-à-vis the bank to sign on this letter of undertaking;

Accordingly it is agreed and declared vis-à-vis The Bank, as follows:

1.	The introduction to this letter constitutes an integral part hereof:

2.

Without detracting from the events that are detailed in any other bond for the creation of charges on which we have signed and/or that has been signed in favor of the Bank and/or any other document whatsoever on which we have signed in favor of the Bank in addition to them, then the Bank will be entitled, if one or more of the events that are detailed below occur, to make the aforementioned amounts repayable immediately, in whole or in part, (the amounts that will be made repayable immediately, as aforesaid, will be called hereinafter – The Amounts of the immediate repayment). Without detracting from our other undertakings to the Bank, we undertake to pay the Bank the Amounts of the immediate repayment:

2.1.

If the holders of the bonds that have been issued and/or that will be issued to the public by Ampal American Israel Corporation (hereinafter –Ampal American) will demand early repayment(s) and/or will present claims and/or demands for payment against Ampal American and if these are approved by the court and/or a body that is authorized for that purpose under the power of the bonds, or if the Tel-Aviv Stock Exchange decides that there is to be an early redemption in respect of the said bonds.

2.2.

If Mr. Yossef Maiman ceases to be the effective controlling interest in Ampal American. For this matter, “effective control” is the holding, directly or indirectly, of the issued and paid up capital of Ampal American, which affords the largest percentage holding as a single holder out of the generality of the shareholders in Ampal American.

3.

What is stated in this letter comes in addition to what is stated in any other document of credit and/or any other bond that has been made and/or which will be made by us in the relationship between us and the Bank, in connection with the credit and/or otherwise, however, in the event of a discrepancy between them what is stated in this letter shall prevail.

And as proof of said agreement, we sign below:

/s/ Irit Eluz ; /s/ Yoram Firon

Ampal Israel Ltd.

Signed by:	Irit Eluz	Position:	Director
Signed by:	Yoram Firon	Position:	Director

Lawyer’s confirmation

I the undersigned, Shiri Lind, Attorney, who serves as the legal advisor to Ampal Israel Ltd. (hereinafter – Ampal), hereby confirm that this letter was legally signed by Ampal, in accordance with the up-to-date Articles and Memorandum of Association of Ampal and that it has been done by means of persons who are authorized to bind it, whose signature on this letter binds Ampal for all intents and purposes.

April 26, 2007	/s/ Shiri Lind, Adv.

Date	Signature and stamp